EXHIBIT 21.5

                       LIST OF SUBSIDIARIES AND AFFILIATES
                                       OF
                          THE BOSTON BEER COMPANY, INC.
                                      AS OF
                                DECEMBER 27, 2003

BBC Keg Company, LLC
(a Delaware limited liability company)

BBC Brands, LLC
(a Massachusetts limited liability company)

Boston Beer Corporation
(a Massachusetts corporation)

Boston Beer Corporation Canada Inc.
(a Canadian business corporation)

Boston Brewing Company, Inc.
(a Massachusetts corporation)

Hops Financial Holdings Business Trust
(a Massachusetts business trust)

Malt Holdings Business Trust
(a Massachusetts business trust)

Noble Investments Securities Corp.
(a Massachusetts securities corporation)

SABC Realty, Ltd.
(an Ohio limited liability company)

SABC Investments Limited Partnership
(a Massachusetts limited partnership)

Samuel Adams Brewery Company, Ltd.
(an Ohio limited liability company)